                                 SCHEDULE 14A
                                (Rule 14a-101)

                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box

[_]   Preliminary Proxy Statement

[_]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[_]   Definitive Additional Materials

[_]   Soliciting Material Pursuant to ((S)) 240.14a-11(c) or ((S)) 240.14a-12


                               CENTER TRUST, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11:

      1)  Title of each class of securities to which the transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
      2)  Form, Schedule or Registration Statement No.:
      3)  Filing Party:
      4)  Date Filed:

                               CENTER TRUST, INC.
                            3500 Sepulveda Boulevard
                       Manhattan Beach, California 90266



                                 April 30, 2001


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Center Trust, Inc. to be held on July 18, 2001, at 1:00 p.m. local time, at The Marriott Manhattan Beach, Parkview Room, located at 1400 Parkview Avenue, Manhattan Beach, California, for the following purposes:

     (1)  to elect three directors to our Board of Directors; and

     (2) to transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.

     I hope that you will be able to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE OR TO VOTE BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your shares will be voted at the meeting as instructed in your proxy, if given.

     I look forward to seeing you at the Annual Meeting.


                                    Sincerely,

                                    /s/ Edward D. Fox

                                    Edward D. Fox
                                    Chairman of the Board, Chief Executive
                                     Officer and President

                               CENTER TRUST, INC.
                            3500 Sepulveda Boulevard
                       Manhattan Beach, California 90266
                            ________________________

                    Notice of Annual Meeting of Stockholders
                          To Be Held on July 18, 2001

     The Annual Meeting of Stockholders of Center Trust, Inc. will be held at The Marriott Manhattan Beach, Parkview Room, located at 1400 Parkview Avenue, Manhattan Beach, California, on Wednesday, July 18, 2001, at 1:00 p.m., for the following purposes:

     (1) to elect three directors to serve until the 2004 Annual Meeting of Stockholders and until each of their respective successors is elected and has qualified; and

     (2) to transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.

     Our Board of Directors has fixed the close of business on May 16, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

     To ensure that you are represented at the Annual Meeting, the Company requests that you sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope. If you attend the Annual Meeting and vote your shares in person or file with the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used. If you prefer, you may vote your shares over the telephone (toll-free from the United States or Canada) by following the enclosed telephone voting instructions. The voting procedures are designed to authenticate each stockholder by use of a control number, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded. You may still attend the Annual Meeting if you vote by proxy or by telephone.

     All stockholders are cordially invited to attend the Annual Meeting.


                                    By Order of the Board of Directors,

                                    /s/ Steven M. Jaffe

                                    STEVEN M. JAFFE
                                    Corporate Secretary

Manhattan Beach, California
April 30, 2001

                               CENTER TRUST, INC.
                           ________________________

                                PROXY STATEMENT
                                      for
                         ANNUAL MEETING OF STOCKHOLDERS
                                 July 18, 2001

     This Proxy Statement is provided to the stockholders of Center Trust, Inc., a Maryland corporation, in connection with the solicitation of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, July 18, 2001 at 1:00 p.m. Proxies will be used for the following purposes: (1) to elect three directors to serve until our 2004 Annual Meeting of Stockholders and until each of their respective successors is elected and has qualified; and (2) to transact any other business that properly comes before the Annual Meeting. The approximate date on which this Proxy Statement and accompanying form of proxy will first be sent to our stockholders is May 17, 2001.

     This solicitation is made on behalf of our Board of Directors. Costs of the solicitation will be paid by the Company. Our directors, officers and employees and those of our affiliates may also solicit proxies by telephone, telegraph, fax or personal interview. We have retained the services of Corporate Investor Communications, Inc., for a fee estimated at $5,000 plus out-of-pocket expenses, to assist in the solicitation of proxies. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to stockholders.

     Holders of record of our common stock, par value $.01 per share, as of the close of business on May 16, 2001 are entitled to receive notice of, and to vote at, the Annual Meeting. The outstanding common stock is the only class of securities of the Company entitled to vote at the Annual Meeting, and each share of common stock entitles its holder to one vote. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise. At the close of business on April 12, 2001, 27,323,240 shares of our common stock were issued and outstanding.

     Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received in time to be voted at the Annual Meeting (and not revoked before they are voted) will be voted "FOR" the nominees named below for election as directors. If any other business properly comes before the Annual Meeting and is submitted to a vote of stockholders, then proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders. A stockholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

     Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a majority of the votes cast at the Annual Meeting, providing that a quorum is present. All other proposals to come before the Annual Meeting will also require the approval of a majority of the votes cast at the Annual Meeting, providing that a quorum is present. Therefore, as to the election of directors and any other proposals to come before the Annual Meeting, abstentions and broker non-votes will have no effect on the result of such proposals.

     Our principal executive offices are located at 3500 Sepulveda Boulevard, Manhattan Beach, California 90266 and our telephone number is (310) 546-4520.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Our Board of Directors is currently comprised of nine members divided into three classes serving staggered terms of three years each. Since our bylaws provide for the existence of eleven members, there will be two vacant positions on the Board immediately following the Annual Meeting. Proxies cannot be voted for more than three persons, which is the number of persons nominated for director. Pursuant to our articles of incorporation and our bylaws, the term of office of one class of directors expires each year and at each annual meeting the successors of the class whose term is expiring in that year are elected to hold office for a term of three years and until their successors are elected and have qualified.

     The current terms of R. Bruce Andrews, Edward D. Fox and Sandra A. Lamb expire in 2001. If elected, Messrs. Andrews and Fox and Ms. Lamb will serve until our 2004 Annual Meeting of Stockholders, and until each of their respective successors is elected and has qualified to serve.

     In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the three nominees designated below, each of whom is currently a director of the Company. The Board of Directors expects that each of the nominees will be available to serve as a director, but if any nominee should become unavailable for election, it is intended that the shares represented by the proxy will be voted for a substitute nominee who would be designated by the Board of Directors.

     Under our bylaws, someone other than the Board may nominate a person for election as a director at the Annual Meeting only if the person making the nomination has first delivered or mailed a timely notice to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not more than 90, nor less than 60 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice must be delivered not earlier than 90 days prior to such annual meeting and not later than the later of 60 days prior to such annual meeting or the tenth day following the day on which public disclosure of the annual meeting date was made. A notice of nomination must set forth certain information required under our bylaws.

                       Nominees for Election as Director

Name                                  Age     Present Position With The Company       Director Since
----                                  ---     ---------------------------------       --------------
R. Bruce Andrews                      59     Director                                      1994
Edward D. Fox                         53     Chairman of the Board, Chief Executive        1997
                                               Officer and President
Sandra A. Lamb                        56     Director                                      2000

     R. Bruce Andrews has served as a director of the Company since February 1994. Mr. Andrews has been the President and Chief Executive Officer of Nationwide Health Properties, a REIT specializing in health care properties, since September 1989. He served as Chief Financial Officer, Chief Operating Officer and a director of American Medical International, Inc., an operator of health care facilities, from 1970 to 1986.

     Edward D. Fox has served as a director of the Company since August 1997 and in November 1997 became Interim President and Chief Executive Officer of the Company, serving in such capacities until accepting the positions on a permanent basis in March 1998. Mr. Fox has entered into an employment agreement with the Company providing for his employment until December 31, 2003. Prior to joining the Company, Mr. Fox was founding and Managing Partner of CommonWealth Pacific, LLC, a major developer, owner and strategic advisor for office and mixed use properties in the western United States. He was a Senior Partner and the President of Maguire Thomas Partners from 1981 to 1995. Prior to that, Mr. Fox was with Arthur Andersen, the international accounting and consulting firm, where he specialized in real estate.

     Sandra A. Lamb has served as a director of the Company since June 2000. Ms. Lamb is a director of Lazard Freres & Co., LLC, a private investment bank and global financial service firm. Ms. Lamb joined Lazard in 1983 and is a member of its Banking Department in New York City. She advises clients on mergers and acquisitions, corporate financial matters and complex financial restructurings. Prior to joining Lazard, Ms. Lamb was an officer at an institutional investor specializing in private placement investments. Ms. Lamb also serves on the board of directors of The Fortress Group, Inc.

                         Directors Continuing in Office

                                                              Director      Term
Name                                                  Age       Since      Expires
----                                                 ----    ---------     -------
Christine Garvey                                      55        1999         2002
Stuart J.S. Gulland                                   39        1998         2002
Douglas N. Wells                                      36        2000         2002
Robert T. Barnum                                      55        1997         2003
Fred L. Riedman                                       70        1994         2003
Mark S. Ticotin                                       52        1999         2003

     Christine Garvey has served as a director of the Company since June 1999. Ms. Garvey is the Vice President, Worldwide Real Estate and Workplace Resources for Cisco Systems, Inc. Prior to joining Cisco Systems, Ms. Garvey served as President of Cadspec, a software firm, from December 1998 to January 1999. From April 1997 to October 1998, she was Group Executive Vice President, Commercial Real Estate Services Group of Bank of America. From 1992 to March 1997, Ms. Garvey served as Executive Vice President, Corporate Real Estate, Other Real Estate Owned, Sales and Property Management of Bank of America. Ms.
Garvey serves on the board of directors of Catellus Development Corporation, Timberland Growth Corporation, San Francisco Architectural Heritage Foundation, Philharmonic Baroque Orchestra and Pacific Gulf REIT. In addition, she is a member of the Massachusetts, Vermont and Federal Bar Associations, Urban Land Institute, National Association of Real Estate Investment Trusts, International Association of Corporate Real Estate Executives, National Realty Committee, Industrial Development Research Council and holds a Massachusetts Broker's License.

     Stuart J.S. Gulland has served as a director of the Company since April 1998. Mr. Gulland also serves as the Company's Chief Operating Officer and has entered into an employment agreement with the Company providing for his employment until December 31, 2002. He joined the Company in April 1995. Previously, Mr. Gulland specialized in real estate with Deloitte & Touche, the international accounting and consulting firm. Mr. Gulland is a Certified Public Accountant and a Chartered Accountant and is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and the Institute of Chartered Accountants in England and Wales.

     Douglas N. Wells has served as a director of the Company since June 2000. Mr. Wells is a Vice President of Lazard Freres Real Estate Investors L.L.C. Prior to joining Lazard in 1997, he served as a Vice

President of ARES Realty Capital, Inc., a wholly-owned subsidiary of The Mutual Life Insurance Company of New York ("MONY") from 1993 to 1997. At ARES, he was responsible for advising MONY and other institutional clients on real estate investments in the western United States and Canada. Prior to that, Mr. Wells was with Shelter Corporation of Canada, Ltd., a developer, owner and manager of multi-family apartment, office and retail properties in Canada and the United States. Mr. Wells is a member of the Partnership Committee of DP Operating Partnership, L.P.

     Robert T. Barnum has served as a director of the Company since August 1997. Mr. Barnum is a private investor and an advisor to private equity funds, including Texas Pacific Group. He was the President and Chief Operating Officer of American Savings Bank from 1989 until its sale in 1997. Mr. Barnum served as the Chief Financial Officer of First Nationwide from 1984 to 1988 and the Krupp Companies, a major national real estate and financial services firm, from 1982 to 1984. He was a director of Harborside Healthcare until its sale in 1998 and a director of National Reinsurance until its sale to General Reinsurance in 1996. He is currently a director of Westcorp, a publicly-held thrift holding company and Berkshire Mortgage, a privately-held commercial mortgage banking company.

     Fred L. Riedman has served as a director of the Company since February 1994. Mr. Riedman has been a private investor since he retired from his position as a partner with the law firm of Riedman, Dalessi & Dybens in 1998, where he was a partner since 1965. Mr. Riedman is a trustee of the California Museum Foundation. Mr. Riedman has also served on the board of directors of the Aquarium of the Pacific at Long Beach, California since 1995.

     Mark S. Ticotin has served as a director of the Company since October 1999. Mr. Ticotin is a Principal and Executive Vice President of Lazard Freres Real Estate Investors L.L.C. and the Chief Executive Officer and a director of Atria, Inc. and Kapson Senior Quarters Corp. Before joining Lazard, he was Senior Executive Vice President of Simon Property Group after Simon Property Group merged with Corporate Property Investors in September 1998. Mr. Ticotin had been President and Chief Operating Officer of Corporate Property Investors prior to the merger. From 1988 to 1997, he was Senior Vice President of Corporate Property Investors and responsible for the leasing, legal and marketing departments. Prior to joining Corporate Property Investors, he was an attorney at the law firm of Cravath, Swaine & Moore. Mr. Ticotin is a director of Konover Property Trust, and a member of the Membership Committee of Intown Holding Company, L.L.C.

     Directors Barnum, Fox, Lamb, Ticotin and Wells were each originally designated for nomination to the Board by Prometheus Western Retail, LLC ("Prometheus") pursuant to a stockholders agreement between Prometheus, certain of its affiliates and the Company whereby the Company agreed to support the nomination and election of such nominees. Although Messrs. Barnum and Fox were previously designated for nomination by Prometheus, they no longer serve as designees of Prometheus.

Board Meetings; Committees and Compensation

     Certain significant actions of the Company, including transactions involving a change of control of the Company, amendments to the Company's articles of incorporation or bylaws or the issuance of securities or rights with certain special voting or other rights, require the approval of a minimum of one more than a majority of all directors.

     The Board of Directors met eight times during the year ended December 31, 2000. The Board of Directors has an Audit Committee, an Executive Committee, a Compensation Committee, a Nominating Committee and an Acquisition/Disposition Committee.

     Audit Committee. Messrs. Barnum (Chairman) and Andrews and Ms. Garvey currently serve on the Audit Committee. The Audit Committee was established to make recommendations concerning the engagement of independent auditors, review with the independent auditors the plans and results of the audit engagement, approve professional services provided by the independent auditors, review the independence of the independent auditors, consider the range of audit and non-audit fees and review the adequacy of the

Company's internal accounting controls. No member of the Audit Committee is an employee of the Company. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Exhibit A. During 2000 the Audit Committee held a total of four meetings.

     Executive Committee. Messrs. Fox, Gulland, Riedman and Ticotin currently serve on the Executive Committee. Subject to the Company's conflict of interest policies and certain other limitations, the Executive Committee has been granted the authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreements. The Executive Committee held no meetings in 2000.

     Compensation Committee.  Messrs. Andrews (Chairman), Riedman and
Barnum currently serve on the Compensation Committee. The Compensation Committee determines compensation for the Company's executive officers and administers grants of stock options and restricted stock pursuant to our Stock Option and Incentive Plan. The Compensation Committee held two meetings in 2000.

     Nominating Committee. Messrs. Fox and Ticotin and Ms. Garvey currently serve on the Nominating Committee. The Nominating Committee was established to review the qualifications of candidates for Board membership, to review the status of a director when his or her principal position and/or primary affiliation changes, to recommend to the Board of Directors candidates for election by stockholders at annual meetings, to recommend candidates to fill vacancies in directorships, to recommend to the Board of Directors the removal of a director, if in the Company's best interests, and to make recommendations to the Board of Directors concerning selection, tenure, retirement and composition of the Board of Directors. The Nominating Committee considers nominees recommended by stockholders. Detailed resumes of business experience and personal data of potential nominees may be submitted to the Secretary of the Company. The Nominating Committee held no meetings in 2000.

     Acquisition/Disposition Committee. Mr. Fox currently serves on the Acquisition/Disposition Committee. The Acquisition/Disposition Committee was established to review the Company's short-term and long-term plans regarding real estate acquisitions and dispositions, to review and approve certain proposed real estate acquisitions and dispositions and to make recommendations to the Board of Directors regarding other proposed real estate transactions. The Acquisition/Disposition Committee held no meetings in 2000.

     The Company pays its non-employee directors (the "Independent Directors") an annual fee of $20,000. In addition, the Company pays the Independent Directors fees of $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at each committee meeting. For the fiscal year ended December 31, 2000, the Company elected to pay the Independent Directors their director fees in stock in lieu of cash. The number of shares paid to each Independent Director was based on the cash fees that would have been paid to such director for such period with the number of shares payable based on a stock price of $3.76 per share. Pursuant to this formula, each of directors Barnum, Riedman, Garvey and Andrews were paid 8,245, 7,713, 7,580 and 7,979 shares of our common stock, respectively. Directors Lamb, Ticotin and Wells have each agreed to waive their rights to receive compensation as a director during this period. Each Independent Director is also reimbursed for expenses incurred in attending meetings (including committee meetings). Directors who also serve as officers of the company are not paid any director fees. Pursuant to our Stock Option and Incentive Plan, upon initial election to the Board of Directors, each Independent Director of the Company receives an initial grant of options to purchase 5,000 shares of our common stock having an exercise price equal to the fair market value on the date of grant, and thereafter on each January 1st during the term of the Stock Option and Incentive Plan, each then serving Independent Director automatically receives a grant of options to purchase 2,500 shares of our common stock at an exercise price equal to the fair market value on the date of grant.

Required Vote for Approval and Recommendation of the Board of Directors

     Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the election of directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE ELECTION OF DIRECTORS. PROPERLY EXECUTED PROXIES WILL BE VOTED FOR THE ELECTION OF DIRECTORS UNLESS STOCKHOLDERS DESIGNATE OTHERWISE.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of April 12, 2001 regarding beneficial ownership of the common stock of the Company by (1) each person known by the Company to be the beneficial owner of 5% or more of the Company's common stock, (2) each director and nominee for director of the Company, (3) the Chief Executive Officer and the other named executive officers of the Company and (4) the Company's executive officers and directors as a group.

                                                       Shares Beneficially Owned
                                         -----------------------------------------------------
                                              Amount and Nature of              Percent of
Name of Beneficial Owner                     Beneficial Ownership(a)               Class
------------------------                 ------------------------------      ------------------
Prometheus Western Retail, LLC                    15,666,666 (b)                     57.3%
  30 Rockefeller Plaza
  New York, NY 10020
First Manhattan Co.                                2,509,364 (c)                      9.2%
  437 Madison Avenue
  New York, NY  10022
Edward D. Fox                                       738,453 (d)                       2.7%
Stuart J.S. Gulland                                 138,333 (e)                        *
Steven M. Jaffe                                     194,585 (f)                        *
Joseph Paggi                                         62,452 (e)                        *
Edward A. Stokx                                      67,660 (g)                        *
R. Bruce Andrews                                     24,152 (h)                        *
Robert T. Barnum                                     42,788 (i)                        *
Christine Garvey                                      3,347 (j)                        *
Sandra A. Lamb                                         ---                             *
Fred L. Riedman                                      21,602 (k)                        *
Mark S. Ticotin(1)                                     ---                             *
Douglas N. Wells                                       ---                             *
All Directors and Executive
 Officers as a group (12 persons)                 1,293,372 (d)(e)(f)(g)              4.7%
                                                            (h)(i)(j)(k)

_______________
*   Less than 1%

(a) For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of shares of our common stock listed in this table have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(b) Based on Schedule 13D filed by Prometheus Western Retail, LLC ("PWR LLC") with the Securities and Exchange Commission on April 11, 2001. Represents 15,666,666 shares of common stock directly owned by PWR LLC. Prometheus Western Retail Trust ("PWRT") is the sole member of PWR LLC. LF Strategic Realty Investors L.P. ("LFSRI") is the owner of 100% of the common shares of PWRT. Lazard Freres Real Estate Investors L.L.C. ("Lazard") is the managing member of LFREI. As a result of such relationships, PWRT, LFSRI, LFREI and Lazard may be deemed to indirectly beneficially own the shares of common stock owned by PWR LLC. Each of LFREI and Lazard disclaims beneficial ownership of such shares of common stock.

(c) Based on information set forth in a Schedule 13G filed by the stockholder on February 8, 2001. In the Schedule 13G, the stockholder indicates sole voting power with respect to 186,777 of such shares, shared voting power with respect to 1,977,743 of such shares, sole dispositive power with respect to 186,777 of such shares and shared dispositive power with respect to 1,987,587 of such shares.

(d) Includes restricted stock received per the terms of Mr. Fox's employment contract in lieu of cash compensation, since the inception of his employment with the Company, as well as restricted stock received as long-term incentive compensation. Included in the shares owned are 225,000 shares of restricted stock which are subject to both time and performance vesting requirements.

(e) Includes restricted stock received per the terms of executive's employment contract. Included in the shares owned are 100,000 shares of restricted stock which are subject to both time and performance vesting requirements.

(f) Includes options to purchase 189,585 shares which will vest within 60 days of April 12, 2001.

(g) Includes options to purchase 66,660 shares which will vest within 60 days of April 12, 2001.

(h) Includes options to purchase 15,825 shares which will vest within 60 days of April 12, 2001.

(i) Includes options to purchase 3,325 shares which will vest within 60 days of April 12, 2001.

(j) Includes options to purchase 1,667 shares which will vest within 60 days of April 12, 2001.

(k) Includes options to purchase 13,275 shares which will vest within 60 days of April 12, 2001.

(l) Mr. Ticotin is a Principal and Executive Vice President of LFREI and may be deemed to indirectly beneficially own all of the shares of common stock which LFREI indirectly beneficially owns. See footnote (b). Mr Ticotin disclaims beneficial ownership of all such shares of common stock except to the extent of any pecuniary interest he may possess by virtue of his position with LFREI.

                               EXECUTIVE OFFICERS

     The following table sets forth the names, ages and positions of each of our executive officers.



               Name                     Age                  Position
               ----                     ---                  --------
Edward D. Fox                           53    Chairman of the Board, Chief Executive Officer and
                                              President

Stuart J.S. Gulland                     39    Director and Chief Operating Officer

Steven M. Jaffe                         39    Senior Vice President, General Counsel and Corporate
                                              Secretary

Joseph F. Paggi, Jr.                    63    Senior Vice President, Assets

Edward A. Stokx                         35    Senior Vice President of Finance

     In addition to Messrs. Fox and Gulland, whose biographies appear above, the following persons are executive officers of the Company:

     Steven M. Jaffe, Senior Vice President, General Counsel and Corporate Secretary of the Company, has been with the Company since September 1993 and has entered into an employment agreement with the Company providing for his employment until December 31, 2001. Mr. Jaffe had previously served as counsel for The Alexander Haagen Company, a predecessor to the Company, since 1990. Prior to his employment with The Alexander Haagen Company, Mr. Jaffe was an associate with the Los Angeles law firm of Pircher, Nichols and Meeks. Mr. Jaffe is a member of the California Bar Association and is a graduate of the University of California at Berkeley and Hastings College of the Law.

     Joseph F. Paggi, Jr., Senior Vice President, Assets, joined the Company in April 1998 and has entered into an employment agreement with the Company providing for employment until December 31, 2002. From 1993 to 1998 he was Senior Vice President for Blatteis Realty Co., a 75 year old firm specializing in retail properties nationally. From 1989 to 1998 Mr. Paggi served as a consultant for Waterfront Renaissance Associates, owner/developer of Philly Walk, and as a retail development consultant to Playa Capital Company, LLC, the successor to Maguire Thomas Partners for the development of Playa Vista, a 1,300-acre mixed-use project near Marina Del Rey, California. Mr. Paggi was a national retail consultant for Maguire Thomas Partners from 1988 to 1993. He is a graduate of UCLA and Loyola University School of Law.

     Edward A. Stokx, Senior Vice President of Finance, joined the Company in October 1997 and has entered into an employment agreement with the Company providing for his employment until December 31, 2001. Mr. Stokx previously served as our Vice President and Controller until he was named Senior Vice President of Finance in May 2000. Prior to joining the Company, Mr. Stokx was a Senior Manager with Deloitte & Touche LLP and in his capacity with Deloitte & Touche LLP was associated with the Company from 1993 to October 1997. Mr. Stokx is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the California Society of Public Accountants. Mr. Stokx is a graduate of Loyola Marymount University.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain compensation information for the fiscal years ended December 31, 1998, 1999 and 2000 with respect to the Company's Chief Executive Officer and four other executive officers of the Company (the "Named Executive Officers").

                                                                                            Long Term
                                                  Annual Compensation                     Compensation
                                       ------------------------------------    ----------------------------------
                                                                                 Restricted         Securities
              Name and                             Salary                           Stock           Underlying        All Other
         Principal Position              Year      ($)(a)        Bonus($)       Awards ($)(b)     Options (#)(c)    Compensation ($)
-----------------------------------    --------  ----------  ---------------   ---------------  -----------------  ----------------
Edward D. Fox                            2000          0(d)             0(d)       414,844(e)              0          802,955(d)
President, Chief Executive Officer       1999          0(d)             0(d)       483,600(e)              0          779,043(d)
and Chairman of the Board                                                        2,784,375(f)
                                         1998          0(d)             0(d)     1,012,500(g)        300,000(h)       683,945(d)

Stuart J.S. Gulland                      2000    244,070          221,325          206,229(i)              0                0
Chief Operating Officer                  1999    265,114          124,255        1,093,600(j)              0                0
                                         1998    220,488          112,500                0           100,000(h)             0

Steven M. Jaffe                          2000    246,762           50,000                0                 0                0
Senior Vice President, General           1999    226,401           50,000                0           125,000                0
Counsel and Corporate Secretary          1998    220,298           50,000                0           100,000                0

Joseph F. Paggi, Jr.                     2000    207,583           50,000                0                 0                0
Senior Vice President, Assets            1999    211,894           73,032          546,800(k)        100,000(h)             0
                                         1998    163,653           50,959          200,000(l)              0                0

Edward A. Stokx                          2000    151,264           72,009                0                 0                0
Senior Vice President, Finance           1999    125,596           45,000                0           100,000                0
                                         1998    119,079           26,493                0            50,000                0

________________
(a) Includes accrued vacation paid out.

(b) Represents restricted stock granted under our Stock Option and Incentive Plan. The value of the restricted stock is calculated by multiplying the closing market price of our common stock on the date of each grant by the number of shares awarded.

(c) Represents options to purchase shares of our common stock granted under our Stock Option and Incentive Plan. The 1998 options vest over a three-year period and have exercise prices ranging from $15.00 to $16.85. The 1999 options vest over a three-year period and have an exercise price of $10.00. See "--Aggregated Option Exercises and Fiscal Year-End Option Value Table."

(d) In lieu of cash compensation, Mr. Fox elected to receive his salary and bonus in 1998, 1999 and 2000 in the form of stock. Mr. Fox's annual cash salary of $375,000 and bonus of up to 100% of his annual salary were converted at 85% of the average common stock price during each calendar quarter. The value of the restricted stock is calculated by multiplying the closing market price of our common stock on the date of each grant by the number of shares awarded. In 1998, Mr. Fox received stock in lieu of $391,906 in salary and $292,048 in bonus. In 1999, Mr. Fox received stock in lieu of $421,088 in salary and $357,955 in bonus. In 2000, Mr. Fox received stock in lieu of $368,179 in salary and $434,776 in bonus. As of April 12, 2001, the value of all vested stock received by Mr. Fox, including stock received in lieu of salary and bonus as well as restricted stock awards, since the inception of his employment in 1998 was $1,930,583.

(e) Represents the value of 75,000 shares of restricted stock granted for each of the periods ended December 31, 2000 and 1999 (18,750 shares granted effective at the end of each calendar quarter). Based on the closing price of our common stock on December 31, 2000 of $4.6875, the value of the aggregate shares of unvested restricted stock held by Mr. Fox was equal to $1,054,688. Based on the closing price of our common stock on April 12, 2001, of $3.76, the value of the aggregate shares of unvested restricted stock held by Mr. Fox was $846,000.

(f) Represents the value of 225,000 shares of restricted stock granted during 1999. Mr. Fox was granted 225,000 shares of restricted stock effective January 31, 1999, subject to both time and performance based vesting requirements. As the time component is satisfied, the Company refeshes Mr. Fox's unvested shares of restricted stock by granting him an additional 18,750 shares per calendar quarter, up to a maximum of 300,000 unvested shares. The performance component is satisfied at the discretion of the Board based on Mr. Fox's successful achievement of certain defined objectives as set forth by the Board. In any given year, a maximum of 75,000 shares may fully vest.

(g) Represents the value of 60,000 shares of restricted stock granted under the Stock Option and Incentive Plan in connection with the commencement of employment on March 30, 1998. The shares vested over a one year period and thus all of the shares have vested.

(h) Pursuant to employment agreements with the Company, the options were cancelled as of January 1, 1999.

(i) Represents the value of 33,333 shares of restricted stock granted in the period ended December 31, 2000. Vesting of this stock is subject to certain performance requirements as set by the Board. Based on the closing price of our common stock on December 31, 2000 of $4.6875, the value of the aggregate shares of unvested restricted stock held by Mr. Gulland was equal to $468,750. Based on the closing price of our common stock on April 12, 2001, of $3.76, the value of the aggregate shares of unvested restricted stock held by Mr. Gulland was equal to $376,000.

(j) Represents the value of 100,000 shares of restricted stock granted effective January 1, 1999. The vesting of such shares is subject to certain performance requirements as determined by the Board. In any given year, a maximum of 33,333 shares may fully vest.

(k) Represents the value of 50,000 shares of restricted stock granted effective January 1, 1999. The vesting of such shares is subject to certain performance requirements as determined by the Board. In any given year, a maximum of 16,666 shares may fully vest. Based on the closing price of our common stock on December 31, 2000 of $4.6875, the value of the aggregate shares of unvested restricted stock held by Mr. Paggi was equal to $156,253. Based on the closing price of our common stock on April 12, 2001, of $3.76, the value of the aggregate shares of unvested restricted stock held by Mr. Paggi was equal to $125,336.

(l) Represents the value of 12,452 shares of restricted stock granted under the Stock Option and Incentive Plan granted in connection with the commencement of employment on April 27, 1998. The restricted stock vests in equal one-third amounts over a three year period.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

     The following table provides information related to the 2000 fiscal year-end value and number of unexercised options held by each of the Named Executive Officers. During the fiscal year ended December 31, 2000, none of the Named Executive Officers exercised any options to purchase shares of our common stock.

                                     Number of Securities                      Value of Unexercised
                                          Unexercised                              In-the-Money
                                  Options at Fiscal-Year End                Options at Fiscal-Year End
                                         Exercisable/                              Exercisable/
            Name                     Unexercisable (#) (a)                       Unexercisable($)
-------------------------    ------------------------------------     -------------------------------------
Edward D. Fox                                 0/0                                      0/0
Stuart J.S. Gulland                        142,500/0                                   0/0
Steven M. Jaffe                          189,585/35,839                                0/0
Joseph F. Paggi, Jr.                          0/0                                      0/0
Edward A. Stokx                           66,660/83,340                                0/0

________________
(a) On December 31, 2000, the closing market price of our common stock on the New York Stock Exchange was $4.6875. At that time, the exercise price for all options held by Named Executive Officers was at or above $10.00.

Employment and Change-in-Control Agreements

     We have entered into an employment agreement with Edward D. Fox, providing for his employment as President and Chief Executive Officer. The agreement provides for a rolling three year term unless either party gives written notice to the other party at least 90 days prior to the end of a given year that it does not desire to continue to extend the term with a one-year severance component. Thus, although the agreement currently provides for Mr. Fox's employment until December 31, 2003, unless either party properly notifies the other that it does not wish to extend the term, the term will continue to extend an additional year at the end of each year. The agreement provides for annual compensation of $375,000; a discretionary bonus in an amount to be determined by the Board based on the performance of Mr. Fox and the Company; and a grant of 225,000 shares of restricted stock in 1999, subject to both a time and performance based vesting component, as long term incentive compensation. Since the inception of his employment, Mr. Fox has elected to receive his annual compensation and bonus in restricted stock of the Company on a quarterly basis and based on a price calculated at 85% of the average stock price for the prior calendar quarter. The 225,000 shares of restricted stock granted to Mr. Fox in 1999 as long-term incentive compensation are subject to both a time and performance based vesting component. As the time component is satisfied, the Company refreshes Mr. Fox's unvested shares of restricted stock by granting him an additional 18,750 shares of restricted stock per calendar quarter to a maximum of 300,000 unvested shares. A maximum of 75,000 shares may vest in a given year subject to the achievement of certain performance criteria as set forth by the Board. The employment agreement also provided for the cancellation of 300,000 stock options issued to Mr. Fox pursuant to his prior employment agreement.

     We have entered into an employment agreement with Stuart J.S. Gulland providing for his employment as Chief Operating Officer. The agreement provides for a rolling two year term unless either party gives written notice to the other party at least 90 days prior to the end of a given year that it does not desire to continue to extend the term. Thus, although the agreement currently provides for Mr. Gulland's employment until December 31, 2002, unless either party properly notifies the other that it does not wish to extend the term, the term will continue to extend an additional year at the end of each year. The agreement provides for an annual salary of $250,000 and an annual bonus in an amount to be determined by the Board of Directors. In addition, pursuant to the employment agreement, the Company granted Mr. Gulland 100,000 shares of restricted stock of the Company in 1999, subject primarily to the achievement of certain performance criteria as set by the Board. The employment agreement also provided for the cancellation of 100,000 stock options issued to Mr. Gulland pursuant to his prior employment agreement.

     We have entered into an employment agreement with Steven M. Jaffe providing for his employment as Senior Vice President, General Counsel and Corporate Secretary. The agreement provides for a rolling one year term unless either party gives written notice to the other party at least 90 days prior to the end of a given year that it does not desire to continue to extend the term. Thus, although the agreement currently provides for Mr. Jaffe's employment until December 31, 2001, unless either party properly notifies the other that it does not wish to extend the term, the term will continue to extend an additional year at the end of each year. The agreement provides for an annual salary of $220,000 and an annual bonus in an amount to be determined by the Board of Directors. In addition, pursuant to the employment agreement, the Company granted Mr. Jaffe options to purchase 100,000 shares of our common stock in 1998 and 25,000 shares of our common stock in 1999, subject to vesting requirements under our Stock Option and Incentive Plan.

     We have entered into an employment agreement with Joseph F. Paggi, Jr. providing for his employment as Senior Vice President of Assets. The agreement provides for a rolling two year term unless either party gives written notice to the other party at least 90 days prior to the end of a given year that it does not desire to continue to extend the term. Thus, although the agreement currently provides for Mr. Paggi's employment until December 31, 2002, unless either party properly notifies the other that it does not wish to extend the term, the term will continue to extend an additional year at the end of each year. The agreement provides for an annual salary of $200,000 and an annual bonus in an amount to be determined by the Board of Directors. In addition, pursuant to the employment agreement, the Company granted Mr. Paggi 50,000 shares of restricted stock of the Company in 1999, subject primarily to the achievement of certain performance criteria as set by the Board. The employment agreement also provided for the cancellation of 100,000 stock options issued to Mr. Paggi pursuant to his prior employment agreement.

     We have entered into an employment agreement with Edward A. Stokx providing for his employment as Senior Vice President, Finance. The agreement provides for a rolling one year term unless either party gives written notice to the other party at least 90 days prior to the end of a given year that it does not desire to continue to extend the term. Thus, although the agreement currently provides for Mr. Stokx's employment until December 31, 2001, unless either party properly notifies the other that it does not wish to extend the term, the term will continue to extend an additional year at the end of each year. The agreement provides for an annual salary of $150,000 and an annual bonus in an amount to be determined by the Board of Directors. In addition, pursuant to the employment agreement, the Company granted Mr. Stokx options to purchase 50,000 shares of our common stock in 1998 and 100,000 shares of our common stock in 1999, subject to vesting requirements under our Stock Option and Incentive Plan.

     The bylaws of the Company provide for indemnification of the officers, directors, employees and agents of the Company pursuant to the Maryland General Corporation Law. The Maryland General Corporation Law permits the indemnification of any officer, director, employee or agent of the Company against expenses and liabilities in any action arising out of such person's activities on behalf of the Company, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company or in a manner he had no reasonable cause to believe was unlawful.

Stock Performance Graph


     The graph below compares cumulative total return of the Company, the S&P 500 Index and the SNL Retail REIT Index(*) from December 31, 1995 to December 31, 2000. The comparison assumes $100 was invested on December 31, 1995 in our common stock and each of the foregoing indices and assumes reinvestment of dividends before consideration of income taxes.






                                 Period Ending

                               12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
                               --------  --------  --------  --------  --------  --------
Center Trust                     100.00    134.15    173.43    134.94    121.97    68.62
S&P 500 Total Return             100.00    122.86    163.86    210.64    254.96   231.74
SNL Retail REITs                 100.00    134.49    157.47    148.29    128.42   151.55

* The SNL Retail REIT Index is a peer group index comprised of the following companies: Acadia Realty Trust, Aegis Realty, Inc., Agree Realty Corporation, Alexander's, Inc., Atlantic Realty Trust, Bradley Real Estate, Inc., Burnham Pacific Properties, Inc., Capital Automotive REIT, CBL & Associates Properties, Inc., Center Trust, Inc., Chelsea Property Group Inc., Commercial Net Lease Realty, Inc., Crown American Realty Trust, Developers Diversified Realty Corporation, Equity One, Inc., Federal Realty Investment Trust, First Union Real Estate Equity and Mortgage Investments., General Growth Properties, Inc., Glimcher Realty Trust, Horizon Group Properties, Inc., IRT Property Company, JDN Realty Corporation, JP Realty, Inc., Kimco Realty Corporation, Konover Property Trust, Inc., Kramont Realty Trust, Macerich Company, Malan Realty Investors, Inc., Mid-Atlantic Realty Trust, Mills Corporation, New Plan Excel Realty Trust, One Liberty Properties, Inc., Pan Pacific Retail Properties, Inc., Philips International Realty Corporation, Price Enterprises, Inc., Prime Retail, Inc., Ramco-Gershenson Properties Trust, Realty Income Corporation, Regency Centers Corporation, Rouse Company, Saul Centers, Inc., Simon Property Group, Inc., Tanger Factory Outlet Centers, Inc., Taubman Centers, Inc., United Investors Realty Trust, Urstadt Biddle Properties, Inc., USA Real Estate Investment Trust, Weingarten Realty Investors, and Westfield America, Inc. The graph presented here was prepared by SNL Securities L.C. ("SNL"). SNL has informed the Company that the graph was prepared from sources believed by SNL to be reliable, but SNL
   (i) does not warrant in any way the information supplied; (ii) disclaims any liability resulting in any way from said information; and (iii) reserves all copyright rights in the graph.

Compensation Committee Interlocks and Insider Participation

     Messrs. Andrews (Chairman), Riedman and Barnum currently serve on the Compensation Committee. None of the Compensation Committee members is or has been an officer or employee of the

Company and each is an Independent Director. For a description of the background of each of these individuals, see "Election of Directors."

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The information set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The members of the Compensation Committee believe the success of a company on a long term basis is attributable in large part to the talent and dedication of its personnel and, in particular, to the management and leadership efforts of its executive officers. Accordingly, the Company, under the guidance of the Compensation Committee, is committed to develop and maintain compensation policies, plans and programs which seek to enhance cash flows, and consequently real property and stockholder values, by aligning the financial interests of the Company's senior management with those of its stockholders.

     In furtherance of these goals, the Company relies, to a large degree, on annual and longer term incentive compensation (that is, specifically cash bonuses, restricted stock grants and stock option grants) to attract and retain corporate officers and other key associates of outstanding ability, and to motivate such persons to perform to their fullest potential. Both of these forms of incentive compensation are variable and designed to effectuate a pay-for-performance philosophy which, in 2000, considered management's ability to consistently develop (in connection with the Board of Directors), pursue and achieve the Company's strategic objectives, which included the repayment of the Company's exchangeable and convertible debentures while maximizing and realizing asset value. In order to enable the Company to effect such repayment, the Company effected several strategic asset dispositions during 2000. Other performance criteria which effected incentive awards for 2000 included success in the leasing and development of the Company's shopping center portfolio and individual performance/contributions to corporate goals and objectives.

     From time to time the Compensation Committee may retain compensation and other management consultants to assist with, among other things, structuring the Company's various compensation programs and determining appropriate levels of salary, bonus and other awards payable to the Company's officers and key personnel, as well as to guide the Company in the development of near term individual performance objectives necessary to achieve long-term profitability.

     As consistent with prior practice, the Compensation Committee has maintained that the total compensation for its senior management should be consistent with a subset of the REIT industry that reflects similar business characteristics as the Company.

     Further, in an effort to align employee and owner interests in the Company, the Compensation Committee decided to maintain its previously adopted philosophy that executive compensation should be focused toward incentives, which will take the form of largely stock-based incentives with respect to employees at the officer level and largely cash-based incentives below the officer level. The Committee also reaffirmed its philosophy that the compensation policy and the structure of compensation should be closely monitored to assure that the Company's compensation program remains competitive and consistent with the industry.

     Edward D. Fox, President and Chief Executive Officer of the Company, entered into an employment agreement with the Company in 1999 which currently provides for his employment until December 2003. During the term of the contract he is to receive a base salary of $375,000 per year. Under his employment contract, Mr. Fox also received a discretionary bonus in the amount of $375,000 for the year 2000. For future years, the employment contract provides for a bonus in an amount to be determined by the Board based on the performance of the Company and Mr. Fox. Pursuant to the employment agreement, Mr. Fox was granted 225,000 restricted shares of the Company's stock in 1999 as long term incentive compensation. The restricted shares are subject to both a time and performance based vesting component. As the time component is satisfied, the Company has agreed to grant Mr. Fox an additional number of shares of restricted stock to ensure that the unvested number of shares is always equal to 225,000. Pursuant to this incentive compensation procedure, Mr. Fox was granted 75,000 additional shares of restricted stock during 2000. A maximum of 75,000 shares are eligible to vest each year subject to certain performance requirements as set by the Board. Eligible shares not vested at the end of each year are forfeited. The employment agreement also provided for the cancellation of 300,000 stock options issued to Mr. Fox pursuant to his prior employment agreement. Mr. Fox elected to receive his 2000 salary and bonus in the form of restricted stock based on a price calculated at 85% of the average stock price during certain defined periods for the salary, and based on the price on the date of grant for the bonus.

     The Compensation Committee recognizes Mr. Fox's contributions to the Company as its President and Chief Executive Officer. The Board and the Compensation Committee feel Mr. Fox's compensation is commensurate with the compensation of chief executive officers with similar business experience of competitive real estate trusts, and have deemed Mr. Fox's salary, stock option awards and restricted stock awards and total compensation appropriate in light of Mr. Fox's substantial contribution to the Company's performance in 2000.

     During 1993, the Internal Revenue Code of 1986, as amended, was amended to include a provision which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which are defined as the chief executive officer and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation which is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation which constitutes "performance based compensation" is excludable in applying the $1 million limit. Generally, it is the Company's policy to qualify compensation (other than restricted stock) paid to its top executives for deductibility under Section 162(m) in order to maximize the Company's income tax deductions. Based upon the Internal Revenue Service's regulations and the compensation paid to the Company's `covered employees' for the 2000 taxable year, all compensation payable by the Company in 2000 to such covered employees should be deductible by the Company.

Date: April 30, 2001
                                  R. Bruce Andrews (Chairman)
                                  Fred L. Riedman
                                  Robert T. Barnum

                             AUDIT COMMITTEE REPORT

     The information set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Our Audit Committee is comprised of independent directors as required by the listing standards of the New York Stock Exchange. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Exhibit A.

     The role of the Audit Committee is to oversee the Company's financial reporting process of behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed the Company's audited financial statements, as of and for the year ended December 31, 2000, with management and the Company's independent auditors, Deloitte & Touche LLP. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards 61 (Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and has discussed with Deloitte & Touche LLP its independence.

     The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by our management and by the independent auditors. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company's auditors meet the applicable standards for auditor independence.

     Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Date: April 30, 2001
                                  Robert T. Barnum (Chairman)
                                  R. Bruce Andrews
                                  Christine Garvey

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports with us and the Securities and Exchange Commission disclosing their initial beneficial ownership of our equity securities and changes in such ownership.

     To our knowledge, based solely on a review of the copies of such reports furnished to us by the directors, executive officers and greater than 10% beneficial owners, all Section 16(a) filing requirements were satisfied during the fiscal year ended December 31, 2000.

                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2000, and has been our independent auditors since June 1992.

     Audit Fees. The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audit of our annual financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that year were $176,000.

     Financial Information Systems Design and Implementation Fees. Deloitte & Touche LLP rendered professional services to us in 2000 relating to (1) directly and indirectly operating, or supervising the operation of, our information system or managing our local area network and (2) designing and implementing software systems that aggregate data underlying our financial statements or that generate information significant to our financial statements as a whole. Aggregate fees billed for these services by Deloitte & Touche LLP in 2000 were $575,000.

     All Other Fees. The aggregate fees billed for services rendered to us by Deloitte & Touche LLP, other than fees for the services discussed above, during our 2000 fiscal year were $786,000. These services consisted of tax preparation, property tax consulting, lease consulting and other consulting services.

     The Board of Directors has selected Deloitte & Touche LLP to serve as independent auditors for the Company for the fiscal year ending March 30, 2001. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he desires to do so, and it is expected that such representative will be available to respond to appropriate questions from the stockholders at the Annual Meeting.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                            FOR 2002 ANNUAL MEETING

     Proposals of stockholders intended to be presented at our Annual Meeting of Stockholders to be held in 2002 must be received by us no later than March 20, 2002, in order to be included in our proxy statement and form of proxy relating to that meeting. Such proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. A stockholder who wishes to make a proposal at our 2002 Annual Meeting of Stockholders without including the proposal in our proxy statement and form of proxy relating to that meeting must comply with the notice and other requirements set forth in our bylaws. Pursuant to the bylaws, that notice must be received by us between April 19, 2002 and May 19, 2002.

                                 OTHER MATTERS

     We are not aware of any matters that may be presented for action by the stockholders at the Annual Meeting other than those set forth above. If any other matter shall properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

     Our Annual Report to Stockholders, including our audited financial statements for the year ended December 31, 2000, has previously been mailed to all stockholders of record. WE WILL PROVIDE FREE OF CHARGE TO ANY STOCKHOLDER A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IF THE STOCKHOLDER SUBMITS A WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY, AT 3500 SEPULVEDA BOULEVARD, MANHATTAN BEACH, CALIFORNIA 90266.

     STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.



                                  By Order of the Board of Directors,

                                  /s/ Steven M. Jaffe

                                  STEVEN M. JAFFE
                                  Corporate Secretary
April 30, 2001
Manhattan Beach, California

                                                                       EXHIBIT A

                                CHARTER FOR THE

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                             OF CENTER TRUST, INC.



PURPOSE AND OBJECTIVES:

     The Audit Committee is a committee of the Board of Directors (the "Board") which will make such examinations as are necessary to monitor the corporate financial reporting and the external audits of Center Trust, Inc., a Maryland corporation and its subsidiaries (the "Company"), and to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to assist the Board in fulfilling its fiduciary responsibilities and making the Board aware of significant financial matters that require Board attention.

The objectives of the Audit Committee are as follows:

 .    to help directors discharge their fiduciary responsibilities regarding the financial condition of the Company
 .    to provide communication between directors and external auditors
 .    to maintain the credibility and objectivity of financial reports

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board from time to time may require.

CONSTITUTION:

     The Audit Committee will consist of at least three (3) members of the Board, all of whom shall be independent directors, in accordance with the rules of the New York Stock Exchange. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board.

     A quorum of the Audit Committee shall be a majority of the members of the Audit Committee.

     The members of the Audit Committee shall choose a Chairman.

     The Audit Committee shall meet quarterly or more frequently as circumstances require. The Audit Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

     The Audit Committee will meet separately with the President and the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

RESPONSIBILITIES:

     In meeting their responsibilities, the Audit Committee should address each of the following matters:

External Auditors
-----------------

1. Recommend to the Board the external auditors to be nominated, approve their compensation as negotiated by management, and review and approve their discharge.

2.  Confirm and ensure the independence of the external auditor.

3.  Consider the external auditors' audit scope and plan.

4. Consider with management and the external auditors the rationale for employing audit firms other than the principal external auditors on financial accounting and reporting issues.

5. Review with the external auditors the coordination of audit effort to assure completeness of coverages reduction of redundant efforts, and the effective use of audit resources.

6. Review with the external auditors any impact on the financial statements of any new or proposed changes in accounting principles or regulatory requirements.

7.  Consider and review with the external auditors:

    a. The adequacy of the Company's internal controls including computerized information system controls and security.

    b. Any related significant findings and recommendations of the external auditors together with management's responses thereto.

8. Meet with the external auditors in executive session to discuss any matters that the committee members or the external auditors believe should be discussed privately with the Audit Committee.

Financial Reporting
-------------------

1. Review with management and the external auditors at the completion of the annual examination:

     a.    The Company's annual financial statements and related footnotes.

           (i) The external auditors' audit of the financial statements and their report thereon.

           (ii) Any significant changes required in executing the external auditor's audit plan.

           (iii) Any serious difficulties or disputes with management encountered during the course of the audit.

           (iv) Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

           (v) Nature of management advisory services (including fees) provided by the independent public accountant during the year under audit.

     b. Review with management and the external auditors any public interim financial reporting.

     c. Review filings with the Securities and Exchange Commission or other regulatory bodies which contain the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

General Responsibilities
------------------------

     1. Review (and update if appropriate) the Audit Committee's charter annually.

     2. Review and make recommendations to the Board regarding approval of any conflicts of interest between management and the Company.

     3. Inquire of management and the external auditors about the significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

     4. Review legal and regulatory matters that may have a material impact on the financial statements.

     5. Meet with management in executive session to discuss any matters that the committee members or management believes should be discussed privately with the Audit Committee.

     6. Report committee actions to the Board with such recommendations, as the committee may deem appropriate.

     7. The Audit Committee shall have the power to conduct or authorize investigations into any matter within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

     8. The Audit Committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the Board.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

REPORTS:

     The Audit Committee will report its summaries of recommendations to the Board that will be incorporated as a part of the minutes of the Board meeting at which those recommendations are presented.

MINUTES:

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

                                 P  R  O  X  Y


                                  DETACH HERE


                                     PROXY

                              CENTER TRUST, INC.

                Annual Meeting of Stockholders - July 18, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of CENTER TRUST, INC. does hereby nominate, constitute and appoint Steven M. Jaffe and Joseph F. Paggi, Jr., the true and lawful proxies, agents and attorneys of the undersigned, with full power of substitution, to vote for the undersigned all of the common stock of said corporation standing in the name of the undersigned on its books at the close of business on May 16, 2001 at the Annual Meeting of Stockholders to be held at The Marriott Hotel, Parkview Room, 1400 Parkview Avenue, Manhattan Beach, California, on July 18, 2001 at 1:00 p.m., or at any adjournment or postponement thereof, with all of the powers which would be possessed by the undersigned if personally present as follows on the reverse side.

[SEE REVERSE SIDE] CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]

              DO NOT RETURN YOUR PROXY CARD WHEN VOTING BY PHONE
                                  DETACH HERE

[X] Please mark
    votes as in
    this example.

    IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF MANAGEMENT'S THREE NOMINEES AS DIRECTORS.

1. Election of Directors                                       2. In their discretion, the Proxies are authorized to vote upon such
   Nominees: (01) R. Bruce Andrews, (02) Edward D. Fox and        other business as may properly come before the meeting.
             (03) Sandra A. Lamb

               FOR  [_]       [_] WITHHELD                     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [_]

[_] ______________________________________________________     The undersigned hereby acknowledges receipt of the Notice of Annual
          For all nominees except as noted above               Meeting of Stockholders dated April 30, 2001 and the Proxy
                                                               Statement furnished therewith.

                                                               NOTE: Please sign name exactly as your name (or names) appear on the stock certificate. When signing as attorney, executor, administrator, trustee or guardian please give full title. If more than one trustee, all should sign. All joint owners must sign.


Signature:______________________________Date:______________    Signature:______________________________Date:______________